AMENDED AND RESTATED EMPLOYMENT AGREEMENT This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is made as of August 6, 2022, by and between Gemma Carreiro (“Executive”) and Hamilton BDA Services Limited (the “Company”). W I T N E S E T H: WHEREAS, the Parties acknowledge that the Executive has been continuously employed by the Company or one of its subsidiaries or affiliates since 20 November 2017 (the “Effective Date”). NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. Employment. During the Employment Term (as defined below), Executive has been and continues to be employed as General Counsel of Hamilton Insurance Group, Ltd. (“Parent”), subject to the terms and conditions set forth herein. Executive represents and warrants that (i) Executive is not subject to any impediment, restriction or restraint that would in any way prohibit, hinder or impair Executive’s employment with the Company or Executive’s performance under this Agreement; and (ii) Executive’s employment hereunder and Executive’s performance as contemplated hereby, at all times, do not and would not in any way conflict with or breach any confidentiality, noncompetition, non-solicitation or other agreement to which Executive is a party or to which Executive may be subject. 2. Employment Term. The Parties agree that the Employment Term commenced on the Effective Date and shall continue through termination in accordance with Section 7 below (such period of employment, the “Employment Term”). 3. Duties. (a) During the Employment Term, Executive shall (i) report to the Chief Executive Officer of the Parent (“CEO”) and shall perform such duties and exercise such powers in relation to the business of the Group Companies (as defined below) as may from time to time be assigned to or vested in Executive by the CEO unless otherwise directed by the Board of Directors of the Parent (“Board”) or unless such duties are in conflict with a determination of the Board, (ii) use Executive’s best efforts to faithfully and diligently serve the business and affairs of the Group Companies and to establish, promote, develop and extend their business, giving the full benefit of Executive’s knowledge, expertise, technical skill and ingenuity, (iii) devote all of Executive’s business time, energy and skill exclusively to the business of the Group Companies, and will not, directly or indirectly, engage in any other business or occupation, whether or not pursued for gain, profit or other pecuniary advantage or otherwise that would conflict or materially interfere with the rendition of such services, either directly or indirectly and (iv) comply with all policies and procedures of the Group Companies (including those in any employee manual and those regarding conducting the business affairs of the Group Companies), as may be in effect from time to time. (b) For purposes of this Agreement: (i) “Agreed Benefits” means the provision of medical health insurance coverage in line with the Company’s current medical health insurance policy (the “Policy”), subject to the rules of the Exhibit 10.9

2 Policy, for a maximum of twelve months following the end of the Employment Term or, if sooner, the date on which the Executive obtains substantially comparable medical health insurance under any other contract; (ii) “Agreed Sum” means an amount equivalent to the gross value of one year’s Base Salary as specified in Section 4(a) plus an amount equivalent to one year’s Cash Incentive Award (calculated at target) as specified in Section 4(b) (less any sums paid to the Executive by way of notice or payment in lieu of notice); (iii) “Change in Control” has the meaning defined in the Parent’s 2013 Equity Incentive Plan (as amended from time to time); (iv) “Good Reason” has the meaning defined in the Parent’s 2013 Equity Incentive Plan (as amended from time to time); (v) “Group Company” or “Group Companies” means the Parent and any company that is from time to time a parent or holding company of the Company, a direct or indirect subsidiary company of the Company, a direct or indirect subsidiary company of a holding company of the Company or a company in which the Company owns, directly or indirectly, at least fifty percent (50%) of the issued share capital, or any individual member of such group (excluding the Company) as the context requires; (vi) “holding company” and “subsidiary company” have the respective meaning assigned thereto by Section 86 of The Companies Act 1981 (the “Companies Act”), but irrespective of whether it is a company based in, or organized under the laws of, Bermuda or an overseas company; and (vii) “Business” means (i) the insurance or reinsurance business, (ii) the contemplation, creation and/or execution of the insurance or reinsurance business, including all aspects of the planning and “start up” of such activities and (iii) any other business in which the Group Companies are engaged on the last day of Executive’s employment with the Company and with which Executive was materially involved. (c) Without affecting the general right of the Company to terminate Executive’s employment hereunder for Cause (as defined in Section 7(b)), the Company reserves the right to require Executive not to attend work and/or not to undertake all or any of Executive’s duties hereunder during the Employment Term, limited to the duration of the notice period set forth in Section 7(d). (d) If requested by the Board, Executive will serve as an employee, officer and/or a member of the board of directors of any Group Company for no additional compensation. (e) Executive’s services hereunder generally shall be performed at the Company’s principal offices. 4. Compensation and Related Matters. As full compensation for Executive’s performance of Executive’s duties and responsibilities hereunder during the Employment Term, the Company shall pay Executive the compensation and provide the benefits set forth below and in Section 5: (a) Base Salary. During the Employment Term, the Company shall pay Executive an annual base salary at a rate of $385,000 per annum (the “Base Salary”) in accordance with the Company’s customary payroll practices. Executive’s Base Salary will be subject to annual review and increase as determined by the Board in its sole and absolute discretion, and any increased Base Salary will be deemed to then constitute “Base Salary” for all purposes of this Agreement.

3 (b) Cash Incentive Program. During the Employment Term, Executive shall have the opportunity to earn a cash incentive award for each fiscal year of the Company. The cash incentive award, if any, shall be prorated for any partial year of Executive’s employment with the Company, based on actual performance. The cash incentive award, if any, shall be determined by, and in the sole and absolute discretion of, the Compensation Committee of the Board (or if no such committee is in place, the Board) in consultation with the CEO. The Compensation Committee of the Board (or if no such committee, the Board) in consultation with the CEO, shall determine the amount (if any) and terms of any cash incentive award (including any applicable performance criteria and/or deferral component). The determinations of the Compensation Committee of the Board (or if no such committee, the Board) in respect of the cash incentive program shall be final and binding on all parties. Your target cash incentive award is 70% of your annualized base salary, based on performance, subject to the terms of the Company’s cash incentive plan as in effect from time to time or any successor plan (“Cash Incentive Award”). (c) Long Term Incentives. During the Employment Term, for any completed fiscal year of the Company, Executive may be eligible to earn an equity incentive award from the Parent. Equity incentive awards, if any, shall be made under, and subject to the terms of, the Hamilton Insurance Group, Ltd. 2013 Equity Incentive Plan, as it may be amended from time to time (the “Equity Plan”). Any awards granted to Executive under the Equity Plan shall be communicated by, and be subject to the terms and conditions of, a written award agreement between the Company and Executive. Notwithstanding the generality of the foregoing, Executive shall be considered annually for eligibility to receive a grant of restricted stock units (RSUs) under the Equity Plan and performance stock units (PSUs) in the discretion of the Board. Any such grant shall vest subject to the Executive’s continued employment with the Company through the applicable vesting date(s) and subject to the Company’s achievement of target performance metrics to be determined by the Compensation Committee of the Board (or if no such committee, the Board) in its sole discretion. Neither the Parent nor the Company shall have any obligation to grant such awards. Executive acknowledges that Executive may be required to execute additional documents in connection with the grant of any equity incentive award or the exercise or settlement of such awards. While the Company has no obligation to grant such awards, the current expectation is to calibrate your aggregate long term incentive award at 70% of your annualized base salary (subject to pro-ration for any partial year of employment), with the mechanics of the calibration determined by the aforementioned Compensation Committee in its sole discretion. (d) Benefits. (i) During the Employment Term, the Company shall pay 100% of the costs (determined as of the Effective Date) of health insurance coverage for Executive and Executive’s eligible dependents, provided, that, if the costs of health insurance coverage increase in the future beyond the costs determined as of the Effective Date, then the Company may, but is not obligated to, pay for any such additional costs. During the Employment Term and subject to satisfaction of applicable eligibility criteria, Executive shall be entitled to participate in the employee benefit plans and insurance programs of the Company that it sponsors from time to time for its employees generally. Nothing herein shall be deemed to prohibit the Company from amending or terminating any such plan or program in its sole and absolute discretion. (ii) During the Employment Term, the Company shall contribute an amount equal to ten percent (10%) of Executive’s pensionable earnings to a pension plan for the benefit of Executive, in accordance with the terms of such pension plan. (e) Vacation. During the Employment Term, Executive shall be entitled to twenty-five (25) paid business days as vacation, to be accrued, used, paid and forfeited in accordance with the Company’s policies as in effect from time to time.

4 (f) Currency. All amounts (if any) paid or payable by the Company to Executive hereunder shall be denominated in U.S. dollars. (g) Applicable Withholding/Payroll Taxes. All payments under this Agreement shall be subject to all applicable foreign, federal, state and local withholdings, as well as all authorized or required deductions. The Company pays the Bermuda payroll tax (employer and employee portions), except for 1.7% allocated to the employee in respect of the employee portion. However, the Company reserves the right to review, amend and terminate this benefit at any time. Executive shall be responsible for amounts not paid by the Company, which amounts may be withheld by the Company from Executive’s compensation. 5. Reimbursement. During the Employment Term and subject to any policies from time to time adopted by the Board, Executive shall be reimbursed for business-related expenses reasonably incurred by Executive in the course of Executive’s duties hereunder. All amounts payable under this Section 5 shall be subject to Executive’s presentment to the Company of appropriate documentation. 6. Confidentiality; Disclosure. (a) Executive shall not, either during Executive’s employment hereunder (other than in the proper good faith performance of Executive’s duties hereunder) or at any time after the termination thereof for any or no reason, divulge to any person, and shall use Executive’s reasonable endeavors to prevent the publication or disclosure of, any trade secret or other confidential information concerning the business, finances, investments, accounts, dealings, transactions, shareholders (other than Executive), persons or entities associated with such shareholders (other than Executive) or affairs of the Group Companies or of any of their respective clients entrusted to Executive or arising or coming to Executive’s knowledge during the course of Executive’s employment hereunder or otherwise; provided that the foregoing shall not prevent or limit Executive from complying with any applicable law or with the directive of any court or administrative body or agency having the legal authority to compel testimony from or the production of documents by Executive; provided, further, that Executive shall (i) promptly notify the Board of any such intended disclosure prior to such disclosure, (ii) at the written request of the Company, diligently contest such disclosure at the expense of the Company, and (iii) at the written request of the Company, seek to obtain, at the expense of the Company, such confidential treatment as may be available under applicable laws for any information so disclosed. The provisions of this Section 6(a) shall not apply to any information that is or becomes publicly known other than as a result of Executive’s wrongful actions. (b) Executive shall, upon the termination of Executive’s employment hereunder or earlier at the request of the Company, immediately deliver to the Company all documents, schedules, lists, charts, correspondence and other data, information and other property belonging to any of the Group Companies or related to any of the matters referred to in Section 6(a) that may have been prepared by Executive or have come into Executive’s possession and shall not retain any copies thereof. Executive shall not at any time after the termination of Executive’s employment hereunder wrongfully represent herself as being employed by or connected with the Group Companies. 7. Termination. Executive’s employment shall terminate upon the first to occur of: (a) Executive’s death; (b) the termination of Executive’s employment by the Company for Cause without notice, where “Cause” means any of the following acts or occurrences as determined by the Company: (i) Executive’s indictment of or charge with respect to, conviction of, or pleading guilty or nolo contendere to a felony or equivalent offense or crime (other than a minor road traffic offense or other non-material offense not subject to a custodial sentence), in any case whether occurring before or after the date of this Agreement,

5 (ii) Executive’s gross negligence or willful misconduct in connection with Executive’s employment that causes or is likely to cause significant loss or damage to any of the Group Companies, (iii) Executive’s conduct that constitutes fraud, material misrepresentation or embezzlement, (iv) Executive’s material breach of this Agreement or any other agreement with any of the Group Companies, or breach of any policy or procedure of the Group Companies, which, in the case of a non-recurring breach capable of being cured, remains uncured after fourteen (14) days following notice by the Board or the CEO of such breach, (v) Executive’s habitual use of alcohol or illegal use of drugs (including narcotics) that materially impairs or is reasonably likely to materially impair Executive’s ability to perform Executive’s duties and responsibilities for the Group Companies, (vi) Executive’s continued failure to substantially and/or satisfactorily perform Executive’s duties and responsibilities hereunder, which failure remains uncured after fourteen (14) days following notice by the Board of such failure, (vii) Executive being the subject of a complaint or charge by a governmental agency, rating agency or self-regulatory organization for an alleged violation (whether occurring before or after the date of this Agreement) of any statute or regulation which has or is reasonably likely to have an adverse impact on the reputation and standing in the community of any of the Group Companies, (viii) the discovery by any of the Group Companies that any representation by Executive under Section 2 of this Agreement is false, (ix) Executive failing to maintain any licenses necessary to perform the essential functions of Executive’s duties hereunder which remains uncured after thirty (30) days following notice by the Company of such failure and/or (x) repeated misconduct, repeated unsatisfactory performance or being guilty of serious misconduct; (c) the resignation by Executive upon one hundred and eighty (180) days’ prior written notice to the Company or, if resignation by Executive is on account of Good Reason, such earlier date specified in the Notice of Termination provided to the Company but no earlier than the date on which any applicable cure periods applicable to Good Reason events have expired; and (d) the termination of Executive’s employment by the Company without Cause upon at least one hundred eighty (180) days’ prior written notice to Executive. 8. Termination Procedure. (a) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than by reason of Executive’s death) shall be communicated by a written Notice of Termination to the other party hereto in accordance with Section 14(i) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a notice that indicates the specific termination provision in this Agreement relied upon and, in circumstances in which the Company is terminating Executive’s employment for Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment for Cause, and specifies the Date of Termination consistent with the provisions of Section 8(b). (b) Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if Executive’s employment is terminated pursuant to Section 7(a), the date of Executive’s death, (ii) if Executive’s employment is terminated pursuant to Section 7(b), the date set forth in the Notice of Termination; provided, that, if applicable, the Notice of Termination shall not be effective until any applicable cure period has expired without the event or events leading to such termination having been cured, (iv) if Executive’s employment is terminated pursuant to Section 7(c), the date that is one hundred eighty (180) days after delivery of such notice; provided, that the Company may elect to terminate Executive’s employment earlier and continue to provide the compensation and benefits set forth in Section 4(d) until such one hundred eightieth (180th) day (following which termination the Company will have no further obligation to provide compensation or benefits of any kind to or on behalf of Executive), (v) if Executive’s employment is terminated pursuant to Section 7(d), the date set forth in the Notice of Termination, which date must be at least one hundred eighty (180) days after delivery of the Notice of

6 Termination (or if no date or an earlier date is set forth therein, then on the one hundred eightieth (180th) day after delivery of the Notice of Termination); provided, that the Company may elect to terminate Executive’s employment earlier and continue to provide the compensation and benefits set forth in Section 4(d) until such one hundred eightieth (180th) day (following which termination the Company will have no further obligation to provide compensation or benefits of any kind to or on behalf of Executive). (c) Severance Benefits; Notice Periods. (i) Except as otherwise expressly provided in Section 8(b) or Section 8(c)(ii), upon any termination of Executive’s employment hereunder, Executive shall not be entitled to any termination payments or other further compensation or benefits, unless such amounts are required by applicable law. (ii) Upon termination of Executive's employment due to Executive's death or Disability, Executive (or Executive's beneficiary or estate, as applicable) shall be entitled to receive a payment equal to Executive's target cash incentive opportunity for the fiscal year in which such termination of employment occurred, prorated based on the number of days during such fiscal year on which Executive was employed, to be paid by the Company in a single lump sum within 60 days following the Date of Termination. (iii) For the avoidance of doubt, any unreimbursed expenses incurred pursuant to Section 5 hereof prior to the termination of Executive’s employment hereunder shall be reimbursed in accordance with the Company’s policy with respect to expense reimbursement. 9. Restrictive Covenants. (a) Acknowledgment. Executive acknowledges and agrees that (i) the business of the Group Companies is highly competitive; (ii) the skills and knowledge of the Group Companies’ workforce constitute trade secrets and confidential information; (iii) she will be exposed to, will have access to, and will develop on behalf of the Group Companies, trade secrets and confidential information during her employment; (iv) such trade secrets and confidential information are of vital importance to the success of the Group Companies; (v) the disclosure or improper use of any such information would place the Group Companies at a serious competitive disadvantage and could do serious damage, financial and otherwise, to the Group Companies; (vi) Executive will develop relationships with customers, clients or prospective customers or clients of the Group Companies at the time and expense of the Group Companies; (vii) by Executive’s training, experience and expertise, Executive’s services to the Group Companies will be extraordinary, special and unique; (viii) Executive’s experience and capabilities are such that the provisions contained in this Agreement will not prevent Executive from earning a livelihood; (ix) the Group Companies would be seriously and irreparably injured if Executive were to engage in any actions in violation of Section 9 of this Agreement, and that, in the event of such breach or threatened breach, no adequate remedy at law would exist and damages would be difficult to determine; (x) the provisions contained in Section 9 of this Agreement are justified by, and reasonably necessary to, protect the legitimate business interests of the Group Companies, including the trade secret, confidential information and goodwill of the Group Companies; (xi) Executive is a sophisticated business person and has had an opportunity to consult with an attorney prior to entering into this Agreement; (xii) the Company is entering into this Agreement only because Executive is willing to comply with Section 9 of this Agreement; and (xiii) the provisions in this Agreement are fair and reasonable in scope, duration and geographical limitations. (b) Non-Competition; Non-Solicitation. Executive hereby agrees that she shall not in any jurisdiction in the world (the “Geographic Area”), either on Executive’s own account or on behalf of any other person, firm or company, directly or indirectly:

7 (i) during the Employment Term be engaged, interested or concerned with, in or by any business or undertaking that is engaged in or carries on any aspect of the Business (it being agreed that this Section (i) does not prohibit passive ownership by Executive of up to 1% of the issued and outstanding common shares of a company when such class of shares trades publicly on a recognized securities exchange); (ii) during the Employment Term and for a period of six (6) months following the Date of Termination (such period to be read as twelve (12) months following the Date of Termination in respect of a termination of employment directly or indirectly in connection with a Change of Control (in accordance with Section 14)), solicit, interfere with, endeavor to entice away from the Group Companies or encourage to reduce the level or change the terms of business conducted with, or ownership by, any person, firm or company who or which as of the Date of Termination or in the period of twelve (12) months immediately prior to such date was a shareholder, customer or client of or regularly dealt with any of the Group Companies, or who at such date was to Executive’s knowledge negotiating with any of the Group Companies in relation to all or part of its business or its ownership, or which or whom Executive learned confidential information, other than any person, firm or company with which or with whom Executive conducted business prior to commencement of the Employment Term; and (iii) during the Employment Term and for a period of six (6) months following the end of the Date of Termination (such period to be read as twelve (12) months following the Date of Termination in respect of a termination of employment directly or indirectly in connection with a Change of Control (in accordance with Section 14)), solicit the services of or endeavor to entice away from the Group Companies any director, employee or consultant of a Group Company (whether or not such person would commit any breach of such person’s contract of employment or engagement by reason of leaving the service of such company), or employ or engage, or knowingly aid or assist any other person in procuring the employment or engagement of, any such person. (c) Extension/Termination of Post-Employment Period of Time. (A) Any post-employment period of time described in Section 9(b) above shall be extended one (1) day for each day that Executive is not in compliance with the provisions of this Section 9, and (B) the Board, in its discretion, may by written notice to Executive terminate any post-employment period of time described in Section 9(b) above earlier than its scheduled termination. (d) Severability. It is expressly understood and agreed that, although Executive and the Company consider the restrictions contained in this Section 9 to be reasonable, if a determination is made by an arbitrator, arbitration panel or a court of competent jurisdiction that the time or territory or any other restriction contained in this Section 9 is an unenforceable restriction against Executive, then the applicable provision shall not be rendered void, but shall be deemed amended to apply as to the maximum time and territory and to the maximum extent as such court may judicially determine or indicate to be enforceable. If, however, any such arbitrator, arbitration panel or court determines that any such restriction is unenforceable and cannot be amended so as to make it enforceable, then the provision may be severed and the finding shall not affect the enforceability of any of the other restrictions contained herein. (e) Injunction. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of Executive’s obligations under this Section 9 would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any other remedies available at law or in equity, the Company shall be entitled to an injunction in aid of arbitration without the requirement to post security or a bond. (f) Restrictions Reasonable. Executive understands that the provisions of this Section 9 may limit Executive’s ability to earn a livelihood in a business similar to the business of the Company but Executive nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater

8 restraint than is necessary to protect the goodwill or other business interests of the Company, (ii) such provisions contain reasonable limitations as to time, geography and scope of activity to be restrained, (iii) such provisions are not harmful to the general public, (iv) such provisions are not unduly burdensome to Executive, (v) the consideration provided hereunder is sufficient to compensate Executive for the restrictions contained in this Section 9, and (vi) the potential harm to the Company of non-enforcement of this Section 9 outweighs any potential harm to Executive of enforcement. In consideration of the foregoing and in light of Executive’s education, skills and abilities, Executive agrees that Executive will not assert that, and it should not be considered that, any provisions of this Section 9 otherwise are void, voidable or unenforceable or should be voided or held unenforceable. The provisions of this Section 9 are an integral part of this Agreement. (g) Non-Disparagement. Executive shall not at any time (during or after Executive’s employment with the Company) directly or indirectly disparage the reputation of any of the Group Companies or their shareholders, persons or entities associated with such shareholders, officers, directors, agents or employees. (h) Developments. All documents, schedules, lists, charts, correspondence and other data, information and property (and all copies thereof), written or electronic, received, accessed, developed, made or compiled by or on behalf of Executive at any time during Executive’s employment, relating to any of the Group Companies or their business activities, but excluding Executive’s personal effects and similar items, are and will be the property of the Group Companies, and must, except as otherwise agreed by the Board in writing, be delivered to the Company promptly upon the termination of Executive’s employment with the Company for any or no reason or at any other time upon request. All discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods, improvements and enhancements conceived, developed or otherwise made, created or produced by Executive alone or with others, at any time during Executive’s employment, in any way relating to the business activities, products or services that are the same as or substantially similar to those utilized or contemplated by any of the Group Companies, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form (“Developments”), are and will be the sole and exclusive property of the Company. Executive agrees to, and hereby does, assign to the Company, without any further consideration, all of Executive’s right, title and interest throughout the world in and to all Developments. Executive agrees that all Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States or works which are made during and in the course of employment under section 20(2) of the Copyright and Designs Act 2004 of Bermuda and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments and Executive hereby assigns to the Company without any further consideration all of the rights comprised in the copyright and other proprietary rights Executive may have in any such Development to the extent that it might not be considered a work made for hire. Executive shall make and maintain adequate and current written records of all Developments and shall disclose all Developments promptly, fully and in writing to the Board promptly after development of the same, and at any time upon request. 10. Cooperation. Following the end of Executive’s employment with the Company, Executive agrees to cooperate fully with the Company in (a) any litigation, administrative proceeding or inquiry that involves the Group Companies or any of their then-current or former shareholders, officers, directors, employees or agents, and/or (b) any investigation or inquiry conducted by or on behalf of the Company or any governmental or regulatory authority, in each case, about which Executive may have knowledge or information. The Company shall reimburse Executive for reasonable expenses incurred in connection with such cooperation. If Executive is participating at the Company’s request and legal counsel is required, the Company shall provide such legal counsel only to the extent permissible by law.

9 11. No Cooperation with Third Parties. Executive shall not – at any time – counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints known or unknown on behalf of any private third party against the Group Companies or any of their officers, directors, employees, agents, representatives, shareholders or attorneys, unless under a subpoena or other court order to do so. 12. Successors. Executive’s performance hereunder is personal to Executive and is not assignable by Executive. The Company may at any time and from time to time delegate its power and authority under this Agreement to any of the Group Companies and such delegation (or the revocation thereof) shall be effective upon the Company’s giving written notice of the same to Executive. The Company may assign this Agreement to any of the Group Companies or to any successor to all or substantially all of the business and/or assets of the Company, whether directly or indirectly, by purchase, merger, amalgamation, consolidation, acquisition of shares, or otherwise. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Prior to any assignment of this Agreement by the Company, all references to the “Company” in this Agreement shall be deemed to refer to Hamilton Insurance Group, Ltd. and from and after any such assignment, all references to the “Company” shall be deemed to refer to such assignee. 13. Survival. Sections 6, 8, 9, 10, 11, 12, 13, 14 and 15 will survive the expiration or termination of this Agreement in accordance with the terms and conditions thereof. 14. Change of Control (a) If there is a Change of Control of the Company and, within twelve (12) months following the Change of Control: (i) The Company terminates the Executive’s employment (other than for Cause pursuant to Section 7(b)); or (ii) The Executive serves notice to terminate her employment in accordance with Section 7(c) with Good Reason, the Company shall, subject to Section 14 (b) below, pay the Agreed Sum to the Executive within one month following the end of the Employment Term and the Agreed Benefits will commence on the Date of Termination. The Agreed Sum shall be payable less any tax or other statutory deductions which the Company is obligated to deduct in line with normal payroll practices and applicable law. (b) The payment of the Agreed Sum and provision of the Agreed Benefits shall be conditional on and in consideration of: (i) The Executive complying with and continuing to comply with her obligations relating to confidentiality, intellectual property and restrictive covenants as set out in Sections 6 and 9 respectively; and (ii) The Executive executing such documents in a form reasonably acceptable to the Company as it may require. (c) For the avoidance of doubt, the payment of the Agreed Sum and the provision of the Agreed Benefits shall not affect the Executive’s entitlement to any of the following (in each case for the period prior to the Date of Termination): (i) Any accrued but unpaid salary;

10 (ii) Any payment in lieu of accrued but unused holiday; or (iii) The reimbursement of expenses, provided that all claims for reimbursement are submitted within four (4) weeks after the Date of Termination. (d) To the extent that the Agreed Sum is damages (which is not admitted), the Parties agree that the terms of the Section 14 represent a genuine pre-estimate of the loss to the Executive that would arise on termination of the employment in the circumstances described and does not constitute a penalty. The Executive shall, subject to Section 14(c), accept the Agreed Sum in full and final settlement of all and any claims that she may have arising out of the employment or its termination. 15. Miscellaneous. (a) Waiver; Amendment. The waiver of or failure of a party to enforce any term, provision or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision or condition for the future or a waiver of any other term, provision or condition at any time. This Agreement may be amended or modified only by a writing signed by both parties hereto. (b) Governing Law; Arbitration. This Agreement will be governed by and construed in accordance with the laws of Bermuda. In the event of any dispute, controversy or claim arising out of or in relation to this Agreement, or the breach, termination or alleged invalidity hereof, then except as contemplated by Section 9(e), the parties shall proceed to arbitration. There shall be one arbitrator, to be appointed in the absence of the parties’ agreement by the Appointments Committee of the Chartered Institute of Arbitrators (Bermuda Branch). The procedure to be followed shall be that as laid down in the UNCITRAL Model Law in accordance with the Bermuda International Conciliation and Arbitration Act 1993 (as amended from time to time) and the UNCITRAL Arbitration Rules presently in force. The place of Arbitration shall be Bermuda and the language shall be English. The decision and award of the arbitral tribunal shall be final and binding on the parties, and any court of competent jurisdiction may enter judgment upon the award. (c) Section Captions. Section and other captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof. (d) Severability. Each provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement. (e) Interpretation; Counterparts. No provision of this Agreement is to be interpreted for or against any party because that party drafted or did not draft such provision. The words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement in its entirety and not to any particular section or paragraph. Except as expressly stated otherwise, references herein to sections or paragraphs refer to the sections or paragraphs of this Agreement. The words “including”, “include” and words of similar import shall be deemed to be followed by “without limitation.” References to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re- enactments (whether with or without modification). References to the singular include the plural and vice versa and references to the masculine include the feminine and/or neuter and vice versa. References to persons include natural persons, companies, partnerships, corporations, associations and bodies of persons, whether incorporated or unincorporated. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.

11 Delivery of an executed signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart hereof. (f) Construction. This Agreement is to be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties. Each of the parties acknowledges that this Agreement was jointly negotiated, reviewed and approved by them and their respective counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as having been drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (g) U.S. Internal Revenue Code. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Sections 409A and 457A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and applicable published guidance thereunder, or shall comply with the requirements of such provisions. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if Executive is a “specified employee” within the meaning of Section 409A of the Code, any payments or benefits due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and which do not otherwise qualify under the exemptions under Treas. Rags. Section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Rags. Section 1.409A-1(b) (9) (iii) (A)), shall be delayed and paid or provided on the earlier of (i) the date which is six (6) months after Executive’s separation from service (as such term is defined in Section 409A of the Code and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of Executive’s death. Notwithstanding anything in this Agreement or elsewhere to the contrary, distributions upon termination of Executive’s employment may only be made upon a “separation from service” as determined under Section 409A of the Code and such date shall be the Date of Termination for purposes of this Agreement. Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A of the Code. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code. To the extent that any reimbursements pursuant to this Agreement or otherwise are taxable to Executive, any reimbursement payment due to Executive shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred; provided, that, Executive has provided the Company written documentation of such expenses in a timely fashion and such expenses otherwise satisfy the Company’s expense reimbursement policies. Reimbursements pursuant to this Agreement or otherwise are not subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year. Notwithstanding any of the foregoing to the contrary, the Company and their respective officers, directors, employees, or agents make no guarantee that the terms of this Agreement as written comply with, or are exempt from, the provisions of Code Sections 409A and 457A, and none of the foregoing shall have any liability for the failure of the terms of this Agreement as written to comply with, or be exempt from, the provisions of Code Sections 409A or 457A. (h) Liability for Taxes. The issuance of any equity incentive awards described in Section 4 involve complex and substantial tax considerations. Executive should consult with her own tax advisors with respect to any equity incentive awards. The Company makes no warranties or representations whatsoever to Executive regarding the tax consequences of any equity incentive awards or the receipt of shares with respect thereto. Executive shall be solely responsible for any taxes in respect of any equity incentive awards.

12 (i) Notices. All notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand delivery, facsimile (with confirmation of transmission), or overnight courier, in each case addressed as follows: If to the Company: Hamilton BDA Services Limited Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke HM 08 Bermuda Attention: General Counsel If to Executive: To Executive’s principal address as reflected in the Company’s records Or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered on the date of delivery if delivered by hand, on the date of transmission if delivered by facsimile (with confirmation of transmission), on the date of confirmed delivery if delivered by overnight courier. (j) Entire Agreement. This Agreement (including the schedules attached hereto) sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, negotiations, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, director, employee or representative of any party hereto in respect of such subject matter. Executive and the Company represent that, in executing this Agreement, each party has not relied upon any representation or statement made by the other party, other than those set forth herein, with regard to the subject matter, basis or effect of this Agreement. This Agreement represents the complete understanding of the parties with respect to the subject matter hereof, and, as of the Effective Date, supersedes and terminates all prior agreements between the Company and Executive. [Remainder of page left intentionally blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written. HAMILTON BDA SERVICES LIMITED By: ___________________________________ Name: Peter Skerlj Title: Director EXECUTIVE _________________________________ Gemma Carreiro